Exhibit 3.194
STATE OF FLORIDA DEPARTMENT OF STATE I, RICHARD (DICK) STONE, Secretary of State of the State of Florida, do hereby certify that the following is a true and correct copy of CERTIFICATE OF INCORPORATION OF OCALA GENERAL HOSPITAL, INC. a corporation organized and existing under the Laws of the State of Florida, filed on the 26th day of July, A.D., 1972 as shown by the records of this office. GIVEN under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the 26th day of July, A.D., 1972.SECRETARY OF STATE

FILED JUL [ILLEGIBLE] 06 AM ’72 DEPARTMENT OF STATE TALLAHASSEE, FLORIDA
ARTICLES OF INCORPORATION
OF
OCALA GENERAL HOSPITAL, INC.
     The undersigned subscribers to these Articles of Incorporation, each a natural person competent to contract, hereby associate themselves together to form a corporation under the laws of the State of Florida.
ARTICLE I.
NAME
     The name of this corporation is: Ocala General Hospital, Inc.
ARTICLE II.
NATURE OF BUSINESS
     The general nature of the business to be transacted by this corporation is the owning and operation of a private general hospital and including, but not limited to pharmacies, psychiatric care facilities, beauty shops, book stores, flower and gift stores, in connection with said ownership and operation of a private general hospital. This corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida and may exercise those powers as enumerated in §608.13 of the Florida General Corporation Law as presently in force or as may be amended.
ARTICLE III.
CAPITAL STOCK
     A maximum number of shares of capital stock which this corporation shall be authorized to issue and have outstanding at any one time is one thousand (1,000) shares of common stock having a par value of One Dollar ($1.00) per share.
     All of said stock shall be payable in cash or property at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose. Any and all shares issued, for which the consideration has been paid shall be non-assessable and shall not be liable to any further call or assessment thereon.
ARTICLE IV.
INITIAL CAPITAL
     The amount of capital with which this corporation shall begin business is

One Thousand Dollars ($1,000)
ARTICLE V.
TERM OF EXISTENCE
     This corporation is to exist perpetually.
ARTICLE VI.
PRINCIPAL OFFICE
     The street address of the principal office of this corporation in the State of Florida is Southwest First Avenue and Orange Street, Ocala, Florida 32670. The Board of Directors may from time to time move the principal office to any other address.
ARTICLE VII.
DIRECTORS
     This corporation shall have three directors, initially. The number of directors may be increased or diminished from time to time, by by-laws adopted by the stockholders, but shall never be less than three. The stockholders shall have the power at any special or regular meeting to remove a director at any time without cause by a majority vote and may fill the vacancy thereby created in a like manner.
ARTICLE VIII.
INITIAL DIRECTORS
     The names and street addresses of the members of the first Board of Directors are:

John A. Hill	242 Twenty-Fifth Avenue, North
Nashville, Tennessee 37202

Thomas F. Frist, Jr.	242 Twenty-Fifth Avenue, North
Nashville, Tennessee 37202

Robert P. Brueck	242 Twenty-Fifth Avenue, North
Nashville, Tennessee 37202
ARTICLE IX
SUBSCRIBERS
     The names and street addresses of each subscriber of these Articles of

Incorporation are:

John A. Hill	242 Twenty-Fifth Avenue, North
Nashville, Tennessee 37202

Thomas F. Frist, Jr.	242 Twenty-Fifth Avenue, North
Nashville, Tennessee 37202

Robert P. Brueck	242 Twenty-Fifth Avenue, North
Nashville, Tennessee 37202
     The proceeds of stock subscribed for will be at least as much as the amount necessary to begin business.
ARTICLE X.
POWERS OF THE BOARD OF DIRECTORS
     In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
     To make and alter the by-laws of the corporation.
     To fix the amount to be reserved as working capital over and above its capital stock paid in.
     To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.
     From time to time to determine whether and to what extent, and at what time and places, and under what considerations and what regulations, the accounts and books of this corporation, (other than stock books), or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.
     Pursuant to the affirmative vote of the stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power, given at a stockholders’ meeting duly called for that purpose or when authorized by the written consent of stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power, the Board of Directors shall have the power and authority at any meeting to sell, lease, or exchange all the property and assets of this corporation, including its goodwill and its corporate franchises, or any property or assets essential to the business of the corporation, upon such terms and conditions as its Board of Directors deem expedient and for the best interest of the corporation.
     This corporation may in its by-laws confer powers upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conveyed upon them by the statute.
ARTICLE XI.
MEETINGS OUTSIDE THE STATE
     Both stockholders and directors shall have the power, if the by-laws so provide, to hold their meetings within or without the State of Florida, and to keep the books in this corporation (subject to the provisions of the statute), outside of the State of Florida in such places as may be from time to time designated by the Board of Directors.
ARTICLE XII.
AMENDMENTS
     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders’ meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

/s/ John A. Hill	(SEAL)

John A. Hill

/s/ Thomas F. Frist, Jr.	(SEAL)

Thomas F. Frist, Jr.

/s/ Robert P. Brueck	(SEAL)

Robert P. Brueck
STATE OF TENNESSEE
COUNTY OF DAVIDSON
     Personally appeared before me, the undersigned authority, John A. Hill, who, being to me well known and who acknowledged before me that he is a party to the above and foregoing Articles of Incorporation, and further acknowledged the said Articles to be his free act and deed as the signer thereor, and that the facts therein stated are true.

     WITNESS my hand and official seal at Nashville, Tennessee, Davidson County, State of Tennessee, this 27th day of June, 1972.

/s/ Peggy Jean Parker
Notary Public, State of Tennessee
My Commission expires: 10/29/75

STATE OF TENNESSEE
COUNTY OF DAVIDSON
     Personally appeared before me, the undersigned authority, Thomas F. Frist, Jr., who, being to me well known and who acknowledged before me that he is a party to the above and foregoing Articles of Incorporation, and further acknowledged the said Articles to be his free act and deed as the signer thereof, and that the facts therein stated are true.
     WITNESS my hand and official seal at Nashville, Tennessee, Davidson County, State of Tennessee, this 27th day of June, 1972.

/s/ Peggy Jean Parker
Notary Public, State of Tennessee
My Commission expires: 10/29/75

STATE OF TENNESSEE
COUNTY OF DAVIDSON
     Personally appeared before me, the undersigned authority, Robert P. Brueck, who, being to me well known and who acknowledged before me that he is a party to the above and foregoing Articles of Incorporation, and further acknowledged the said Articles to be his free act and deed as the signer there, and that the facts therein stated are true.
     WITNESS my hand and official seal at Nashville, Tennessee, Davidson County, State of Tennessee, this 27th day of June, 1972.

/s/ Peggy Jean Parker
Notary Public, State of Tennessee
My Commission expires: 10/29/75

STATE OF FLORIDA DEPARTMENT OF STATE I, RICHARD (DICK) STONE, Secretary of State of the State of Florida, do hereby certify that the following is a true and correct copy of Certificate of Amendment to Articles of Incorporation of OCALA GENERAL HOSPITAL, INC. a corporation organized and existing under the Laws of the State of Florida, changing its corporate name to MARION COUNTY HOSPITAL, INC., filed on the 21st day of May, A. D., 1973, as shown by the records of this office. GIVEN under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the 21st daY Of May, A.D.,1973. SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OCALA GENERAL HOSPITAL, INC.
          OCALA GENERAL HOSPITAL, INC., a corporation organized and existing under and by virtue of the laws of the State of Florida DOES HEREBY CERTIFY:
          1. That at a meeting duly convened and held, the board of directors of said OCALA GENERAL HOSPITAL, INC., adopted a resolution setting forth a proposed amendment to the certificate of incorporation of said corporation, declaring its advisability and calling a meeting of the stockholders of the said corporation for consideration thereof.
          2. That thereafter, pursuant to such call of the board of directors, and waiver of notice signed by all of the stockholders of the corporation entitled to vote a special meeting of the stockholders of said corporation was held, at which meeting the following resolution adopting the amendment proposed by the board of directors was offered:
          RESOLVED, that the proposal of the board of directors that the certificate of incorporation of this corporation be amended by changing corporate name be and it hereby is adopted and the certificate of incorporation of this corporation is hereby amended by changing the Article numbered “FIRST” of the certificate of incorporation so that said Article numbered “FIRST”, as amended shall be and read as follows:

          “FIRST. The name of the Corporation shall be MARION COUNTY HOSPITAL, INC.”
          3. That a vote of the stockholders of record entitled to vote, present in person or represented by proxy, was taken for and against the resolution so offered and the amendment therein contained, and upon the canvassing of the votes it appeared that stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power, namely, the holders of one thousand (1,000) shares out of a total of one thousand (1,000) shares of the stock of the corporation issued and outstanding and entitled to vote, had voted in favor of the amendment.
          IN WITNESS WHEREOF, said OCALA GENERAL HOSPITAL, INC. does hereby make this certificate under its corporate seal and the hand of John C. Neff its President and the hand of Charles L. Kown its Secretary, the said President and the said Secretary hereby hereunto set their hands and cause the corporate seal of the corporation to be hereunto affixed this 8th day of May 1973.

OCALA GENERAL HOSPITAL, INC.

/s/ John C. Neff
John C. Neff President

/s/ Charles L. Kown
(THIS CORPORATION HAS NO SEAL)	Charles L. Kown Secretary

STATE OF TENNESSEE	)
) ss:
COUNTY OF DAVIDSON	)
          I, Peggy Jean Parker a notary public in and for the state and county aforesaid, hereby certify that John C. Neff and Charles L. Kown personally known to me and known to me to be President and Secretary respectively, of OCALA GENERAL HOSPITAL, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officers executed the foregoing certificate of amendment this day, personally appeared before me and acknowledged before me that they executed said certificate of amendment as such officers, in the name of and for and on behalf of said corporation freely and voluntarily for the uses and purposes therein expressed, and with full authority so to do.
          IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 8th day of May 1973.

/s/ Peggy Jean Parker
Notary Public

(Notary Seal)

FILED JUN 11 [ILLEGIBLE]
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MARION COUNTY HOSPITAL, INC.
          MARION COUNTY HOSPITAL, INC., a corporation organized and existing under and by virtue of the laws of the State of Florida DOES HEREBY CERTIFY:
          1. That at a meeting duly convened and held, the board of directors of said MARION COUNTY HOSPITAL, INC. adopted a resolution setting forth a proposed amendment to the certificate of incorporation of said corporation, declaring its advisability and calling a meeting of the stockholders of the said corporation for consideration thereof.
          2. That thereafter, pursuant to such call of the board of directors, and waiver of notice signed by all of the stockholders of the corporation entitled to vote a special meeting of the stockholders of said corporation was held, at which meeting the following resolution adopting the amendment proposed by the board of directors was offered:
          RESOLVED, that the proposal of the board of directors that the certificate of incorporation of this corporation be amended by changing corporate name be and it hereby is adopted and the certificate of incorporation of this corporation is hereby amended by changing the Article numbered “FIRST” of the certificate of incorporation so that said Article numbered “FIRST”, as amended shall be and read as follows:
     “FIRST. The name of the Corporation shall be MARION COMMUNITY HOSPITAL, INC.”
          3. That a vote of the stockholders of record entitled to vote, present in person or represented by proxy, was taken for and against the resolution so offered and the amendment therein contained, and upon the canvassing of the votes it appeared that stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power, namely, the holders of one thousand (1,000) shares out of a total of one thousand (1,000) shares of the stock of the corporation issued and outstanding and entitled to vote, had voted in favor of the amendment.
          IN WITNESS WHEREOF, said MARION COUNTY HOSPITAL, INC. does hereby make this certificate under the hand of John C. Neff, its President and the hand of Charles L. Kown, its Secretary, the said President and the said Secretary hereby hereunto set their hands CLK this 29th day of May 1973.

MARION COUNTY HOSPITAL, INC.
/s/ John C. Neff
John C. Neff, President

/s/ Charles L. Kown
(This Corporation has no Corporate Seal)	Charles L. Kown, Secretary

STATE OF TENNESSEE	)
) SS.
COUNTY OF DAVIDSON	)
     I, Peggy Jean Parker, a notary public in and for the state and county aforesaid, hereby certify that John C. Neff and Charles L. Kown personally known to me and known to me to be President and Secretary respectively, of MARION COUNTY HOSPITAL, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officers executed the foregoing certificate of amendment this day, personally appeared before me and acknowledged before me that they executed said certificate of amendment as such officers, in the name of and for and on behalf of said corporation freely and voluntarily for the uses and purposes therein expressed, and with full authority so to do.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 29th day of May 1973.

/s/ Peggy Jean Parker
Notary Public

[ILLEGIBLE]